This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-200354

SUBJECT TO COMPLETION, DATED JUNE 6, 2016

PROSPECTUS SUPPLEMENT JUNE , 2016 TO PROSPECTUS DATED NOVEMBER 18, 2014

$

                   % Senior Notes Due

We will pay interest on the                % Senior Notes due               , or the Senior Notes, semi-annually on              and                                       of each year, beginning on                         , 2016. The Senior Notes will mature at par on                                                ,                                , unless we redeem or repurchase them in accordance with their terms prior to such date.

The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness; senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes; effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries that do not guarantee the Senior Notes. Our subsidiaries, PSEG Fossil LLC, or Fossil, PSEG Nuclear LLC, or Nuclear, and PSEG Energy Resources & Trade LLC, or ER&T, will fully and unconditionally guarantee the Senior Notes on a joint and several basis. The guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the guarantors.

We may redeem some or all of the Senior Notes at any time at the applicable redemption price, as more fully described in this prospectus supplement under the caption “Description of the Senior Notes — Optional Redemption.” As described under “Description of the Senior Notes — Change of Control,” if we experience a change of control with respect to the Senior Notes, we will be required to offer to repurchase the Senior Notes from the holders thereof unless we have previously fully redeemed the Senior Notes. There is no sinking fund for the Senior Notes.

The Senior Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page 6 of the accompanying prospectus, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other periodic reports filed with the Securities and Exchange Commission, which are incorporated herein by reference.

	Per Senior Note	Total
Public Offering Price[1]	%	$
Underwriting Discount	%	$
Proceeds, before expenses, to PSEG Power LLC[1]	%	$

[1]	Plus accrued interest, if any, from June , 2016, if settlement occurs after that date.

The underwriters expect to deliver the Senior Notes in book-entry form only through The Depository Trust Company on or about June     , 2016.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Barclays	Goldman, Sachs & Co.	J.P. Morgan	Morgan Stanley

You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you and any document incorporated by reference herein and therein is only accurate as of the respective dates on the front covers hereof and thereof. Our business, prospects, financial condition, liquidity and results of operations may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the offering of the Senior Notes and certain other matters relating to us and the underwriters. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which information may not apply to the Senior Notes we are offering in this prospectus supplement.

If the description of the Senior Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires (e.g., in the case of the issuer of the Senior Notes), references in this prospectus supplement and the accompanying prospectus to “PSEG Power,” “we,” “us” and “our” or similar terms are to PSEG Power LLC and its consolidated subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering of the Senior Notes pursuant to this prospectus supplement.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015; and
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Certain of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are combined documents that are separately filed by Public Service Enterprise Group Incorporated (PSEG), Public Service Electric and Gas Company (PSE&G) and PSEG Power. Only information relating to PSEG Power in such documents has been incorporated by reference in this prospectus supplement and the accompanying prospectus.

You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

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SUMMARY

The following summary contains basic information about us and the offering. It may not contain all of the information that may be important to you in making a decision to purchase the Senior Notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed to be incorporated by reference before making your investment decision.

PSEG Power LLC

We are a multi-regional, wholesale energy supply company that integrates our generating asset operations and gas supply commitments with our wholesale energy, fuel supply and energy trading functions, primarily in the Northeast and Mid-Atlantic United States, through our principal direct wholly-owned subsidiaries: Fossil, Nuclear and ER&T. Fossil and Nuclear own and operate generation and generation-related facilities. ER&T is responsible for the day-to-day management of our energy portfolio. Fossil, Nuclear and ER&T are subject to regulation by the Federal Energy Regulatory Commission and Nuclear is also subject to regulation by the Nuclear Regulatory Commission.

We are a wholly-owned subsidiary of Public Service Enterprise Group Incorporated, or PSEG. PSEG is a public utility holding company and one of the leading providers of energy and energy-related services in the nation. PSEG is a holding company with a diversified business mix within the energy industry. In addition to PSEG Power, PSEG’s other direct wholly owned subsidiaries include Public Service Electric & Gas Company (PSE&G), a public utility engaged principally in the transmission of electricity and distribution of electricity and natural gas in certain areas of New Jersey; PSEG Energy Holdings L.L.C. (Energy Holdings), which primarily has investments in leveraged leases; PSEG Long Island LLC (PSEG LI), which operates the Long Island Power Authority’s (LIPA) transmission and distribution system under an Operations Services Agreement; and PSEG Services Corporation (Services), which provides certain management, administrative and general services to PSEG and its subsidiaries at cost.

We are a Delaware limited liability company with principal executive offices located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000.

Recent Developments

On May 26, 2016, PSEG Power reported its results from the PJM capacity auction for planning year 2019/2020. PSEG Power cleared approximately 8,900 megawatts (MW) at a weighted average clearing price of $116 per megawatt-day. Approximately 98% of PSEG Power’s capacity cleared the auction under PJM’s capacity performance requirements.

The Offering

The following summary of the terms of the offering is provided solely for your convenience and is not intended to be complete. You should read and consider the more specific details contained in this prospectus supplement and the accompanying prospectus prior to making a decision to purchase the Senior Notes. See “Description of the Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	PSEG Power LLC
Guarantors	PSEG Fossil LLC (Fossil), PSEG Nuclear LLC (Nuclear) and PSEG Energy Resources & Trade LLC (ER&T)
Securities Offered	$ aggregate principal amount of % Senior Notes due , .
Guarantees

The Senior Notes will be fully and unconditionally guaranteed by our subsidiaries, Nuclear, Fossil and ER&T, on a joint and several basis. We have issued a guarantee of the obligations of ER&T, which guarantee is subordinated to the Senior Notes.

Ranking

The Senior Notes will be our senior unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness; senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes; effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries that do not guarantee the Senior Notes. At March 31, 2016, we had approximately $2.3 billion of outstanding indebtedness that ranks equally with the Senior Notes.

The guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the guarantors.
Maturity	The Senior Notes will mature on , , subject to the provisions described below under “ — Optional Redemption” and “ — Repurchase Upon Change of Control.”
Optional Redemption	We may redeem the Senior Notes at any time, in whole or in part, prior to , (the date that is months prior to their maturity date) at a price equal to the greater of (a) 100% of the principal amount of the Senior Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Senior Notes being redeemed that would be due if such Senior Notes matured on , , exclusive of accrued interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points, plus any accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

In addition, we may redeem the Senior Notes at any time, in whole or in part, on and after                ,                (the date that is                months prior to their maturity date) at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus any accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

See “Description of the Senior Notes — Optional Redemption.”
Repurchase Upon Change of Control

If we experience a Change of Control (as defined below), we will be required to offer to repurchase all of the Senior Notes at a price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date unless we have previously fully redeemed the Senior Notes. See “Description of the Senior Notes — Change of Control.”

Interest Payment Dates	and of each year, beginning on , 2016.
Certain Covenants

The Indenture under which the Senior Notes will be issued contains certain covenants applicable to us and the above-referenced guarantors as restricted subsidiaries. See “Description of the Senior Notes — Certain Covenants” in this prospectus supplement and “Description of Debt Securities — Selected Indenture Covenants” in the accompanying prospectus. These covenants limit our ability, and the ability of our restricted subsidiaries, to, among other things:

	•	in the case of our restricted subsidiaries, incur certain indebtedness;
	•	create liens;
	•	create or permit to exist dividend or payment restrictions with respect to the restricted subsidiaries;
	•	sell assets; and
	•	engage in mergers and consolidations.

In addition, the Indenture contains a covenant requiring one of our restricted subsidiaries, ER&T, to pay periodic dividends or distributions to us of the excess cash not required for its business operations. Each of these covenants is subject to a number of important qualifications and exceptions. See “Description of the Senior Notes — Certain Covenants” in this prospectus supplement and “Description of Debt Securities — Selected Indenture Covenants” in the accompanying prospectus.

Use of Proceeds	We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes. See “Use of Proceeds.”
Trustee	The Senior Notes will be issued under an Indenture with The Bank of New York Mellon, as Trustee. The Trustee will also act as paying agent and registrar for the Senior Notes.
Risk Factors

An investment in the Senior Notes involves certain risks. You should carefully consider the risks described in “Risk Factors” beginning on page 6 of the accompanying prospectus, as well as in the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other periodic reports filed with the SEC, which are incorporated herein by reference.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31, 2016	Years Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges[1]	10.38x	9.99x	9.37x	8.37x	7.63x	9.08x

1	The term “earnings” is defined as pre-tax Income from Continuing Operations before income or loss from equity method investees plus distributed income from equity investees. Add to pre-tax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense, and (c) an estimate of interest implicit in rentals.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the Senior Notes to be approximately $                million after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds from the sale of the Senior Notes for general corporate purposes.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of Debt Securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Indenture dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture dated as of March 13, 2002 (which we refer to collectively as the “Indenture”), between and among us, Fossil, Nuclear and ER&T (which we refer to collectively as the “Subsidiary Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”). The Trustee’s address is 101 Barclay Street, Floor 8 West, New York, NY 10286.

References in this section to “PSEG Power”, “we”, “us” and “our” refer to PSEG Power LLC without its consolidated subsidiaries. References in this section to the “Subsidiary Guarantors”, or any of them individually, refer to Fossil, Nuclear and ER&T, without their respective consolidated subsidiaries. References in this section to “PSEG” refer to Public Service Enterprise Group Incorporated, without its consolidated subsidiaries.

General

We will issue the Senior Notes under the Indenture. The terms of the Senior Notes are stated in the Indenture and include terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should refer to the Indenture and the Trust Indenture Act for a statement of these terms. The Indenture is governed by New York law.

Principal, Maturity and Interest

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under it and provides that debt securities may be issued under it up to the principal amount as we may authorize from time to time. The debt securities may be issued from time to time in one or more series. We may “reopen” any series of debt securities, including the Senior Notes, and issue additional debt securities of that series without the consent of existing holders. Any additional notes of a series having similar terms, together with the notes of such series, will constitute a single series of debt securities under the Indenture; provided that if the additional notes are not fungible for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

The Senior Notes will initially be limited to $                million. The Senior Notes will be issued in registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Senior Notes will mature at par on                 ,                 , or the Stated Maturity Date, unless we redeem or repurchase them in accordance with their terms prior to such date.

Interest on the Senior Notes will accrue at the rate of                 % per annum and will be payable semi-annually in arrears on                 and                 of each year (each, an “Interest Payment Date”) beginning on                 , 2016. We will make each payment of interest on an Interest Payment Date to the persons in whose names the Senior Notes are registered at the close of business on the 15th day immediately preceding such Interest Payment Date.

Interest on the Senior Notes will accrue from June   , 2016 or, if interest has already been paid, from the most recent Interest Payment Date to which interest was paid or duly provided for. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repurchase is not a Business Day, the required payment shall be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repurchase, as the case may be. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

Guarantees

The Senior Notes will be fully and unconditionally guaranteed by the Subsidiary Guarantors on a joint and several basis.

Ranking

The Senior Notes will be our senior unsecured obligations and will rank:

•	equally in right of payment with our other existing and future senior unsecured indebtedness;
•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Senior Notes;
•	effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally junior to all indebtedness and other liabilities of our subsidiaries that do not guarantee the Senior Notes.

Each of the guarantees will be the respective guarantor’s senior unsecured obligations and will rank:

•	equally in right of payment with such guarantor’s other existing and future senior unsecured indebtedness;
•	senior in right of payment to any of such guarantor’s indebtedness that is expressly subordinated in right of payment to the guarantees;
•	effectively junior in right of payment to any of such guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•	structurally junior to all indebtedness and other liabilities of such guarantor’s subsidiaries that do not guarantee the Senior Notes.

As of March 31, 2016, we had issued and outstanding under the Indenture and the Subsidiary Guarantors had guaranteed senior indebtedness totaling $2.3 billion. Included within that total, we had issued and outstanding and the Subsidiary Guarantors had guaranteed an aggregate total of $44 million of our Pollution Control Notes, which are our senior unsecured obligations. We currently do not have any outstanding secured indebtedness.

Other than intercompany debt and guarantees of our indebtedness, the Subsidiary Guarantors currently have no indebtedness outstanding.

Optional Redemption

We may redeem the Senior Notes at any time, in whole or in part, prior to                 ,                 (the date that is months prior to the Stated Maturity Date), upon not less than 10 nor more than 60 days’ prior written notice, as more fully described under “ — Selection and Notice” below, at a price equal to the greater of:

(a)	100% of the principal amount of the Senior Notes being redeemed and
(b)	the sum of the present values of the remaining scheduled payments of principal of and interest on the Senior Notes being redeemed that would be due if such Senior Notes matured on , , exclusive of accrued interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points, plus, in either case, any accrued and unpaid interest on the principal amount being redeemed to the redemption date.

In addition, we may redeem the Senior Notes at any time, in whole or in part, on and after                 ,                 (the date that is                 months prior to the Stated Maturity Date), upon not less than 10 nor more than 60 days’ prior written notice, as more fully described under “ — Selection and Notice” below, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Senior Notes being redeemed to the redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for any of the Senior Notes being redeemed, the United States Treasury security selected by an Independent Investment Banker as having the maturity comparable to the remaining term of the Senior Notes to be redeemed (assuming that the Senior Notes matured on                 ,                 ) that would be utilized, at the time of selection and in accordance with the customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date for any of the Senior Notes being redeemed:

(a)	the average of three Reference Treasury Dealer Quotations (as defined below) for the redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or
(b)	if the Independent Investment Banker obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us after consultation with the Trustee.

“Reference Treasury Dealer” means each of (1) Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors, provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for any of the Senior Notes being redeemed, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by us on the third Business Day preceding the redemption date. The Trustee shall not be responsible for any such calculation.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes called for redemption.

Selection and Notice

If less than all of the Senior Notes are to be redeemed on any redemption date, the Trustee will select the Senior Notes for redemption on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate, subject to the selection convention applicable to securities in book-entry form. Senior Notes in denominations of $2,000 or less may not be redeemed in part. Notices of redemption will be delivered at least 10 but not more than 60 days prior to the redemption date to each holder of Senior Notes to be redeemed at its registered address. The notice of redemption will state the portion of the principal amount to be redeemed if a Senior Note is to be redeemed in part. A Senior Note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original Senior Note.

Change of Control

Upon the occurrence of a Change of Control, unless we have previously fully redeemed the Senior Notes as described under “ — Optional Redemption,” each holder of Senior Notes will have the right to require that we purchase all or a portion of such holder’s Senior Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (collectively, a “Change of Control Payment”), subject to the rights of holders of Senior Notes on a record date to receive interest due to the related Interest Payment Date.

Within 30 days following the date upon which the Change of Control occurred, or at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we must send, by first class mail, a notice to each holder of the Senior Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date. Holders of Senior Notes electing to have Senior Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Senior Notes, with such customary documents of surrender and transfer as we may reasonably request duly completed or transfer their Senior Notes by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. If a holder elects to have less than all of its Senior Notes purchased pursuant to a Change of Control Offer, Senior Notes in denominations of $2,000 or less may not be repurchased in part.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all Senior Notes properly tendered by holders thereof pursuant to the Change of Control Offer;
•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Senior Notes properly tendered by holders thereof; and
•	deliver or cause to be delivered to the Trustee the Senior Notes properly accepted by us, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being repurchased.

The paying agent will promptly transmit to each holder of properly tendered Senior Notes the Change of Control Payment for the Senior Notes being repurchased, and the Trustee will promptly authenticate a new Senior Note equal in principal amount to any unrepurchased portion, if any, of any Senior Notes surrendered, provided that each new Senior Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control.

Upon the occurrence of a Change of Control, we may not have sufficient funds to repurchase the Senior Notes in the amount of the Change of Control Payment in cash at such time. In addition, our ability to repurchase the Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase as a result of these or other circumstances would result in a default under the Senior Notes.

Provisions in the Indenture relating to a Change of Control may, in certain circumstances, make it more difficult or discourage any leveraged buyout of us or any of our subsidiaries. The Indenture may not afford the holders of Senior Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of PSEG Power and its subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Senior Notes to require us to repurchase its Senior Notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of PSEG Power and its subsidiaries may be uncertain.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, we shall comply with the applicable securities laws and regulations and shall be deemed not to have breached our obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

“Change of Control” means the occurrence of any of the following events:

•	PSEG ceases to own, directly or indirectly, all of the outstanding Voting Stock of PSEG Power and the Subsidiary Guarantors or their respective successors; or
•	the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of PSEG Power and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to PSEG Power or one of its subsidiaries.

“Voting Stock” means, with respect to any specified person as of any date, the equity interests of such person that are at the time entitled to vote generally in the election of directors to the board of directors (or members of a comparable body) of such person.

Certain Covenants

The Indenture under which the Senior Notes will be issued contains certain covenants applicable to us and the Subsidiary Guarantors as restricted subsidiaries. These covenants limit our ability, and the ability of our restricted subsidiaries, to, among other things:

•	in the case of our restricted subsidiaries, incur certain indebtedness;
•	create liens;
•	create or permit to exist dividend or payment restrictions with respect to the restricted subsidiaries;
•	sell assets; and
•	engage in mergers and consolidations.

In addition, the Indenture contains a covenant requiring one of our restricted subsidiaries, ER&T, to pay periodic dividends or distributions to us of the excess cash not required for its business operations. Each of these covenants is subject to a number of important qualifications and exceptions.

See also “Description of Debt Securities — Selected Indenture Covenants” in the accompanying prospectus.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company (“DTC”) will act as the initial securities depositary for the Senior Notes. The Senior Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee. One or more fully registered global Senior Note certificates will be issued, representing in the aggregate the total principal amount of Senior Notes, and will be deposited with or on behalf of DTC. See “Description of Debt Securities — Book-Entry Debt Securities” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of Senior Notes. Except where noted, this summary deals only with Senior Notes held as capital assets by beneficial owners of Senior Notes who purchase Senior Notes in this offering at the public offering price listed on the cover page of this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold Senior Notes as part of a hedge against currency or interest rate risks or that hold Senior Notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire Senior Notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of Senior Notes, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar and persons that are members of an “expanded group” or a “modified expanded group,” within the meaning of Proposed Treasury Regulations Section 1.385-1, of which PSEG is also a member. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a Senior Note that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a Senior Note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Senior Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold Senior Notes (and partners in such partnerships) should consult their tax advisors.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

If you are considering investing in Senior Notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the Senior Notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Certain Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the Senior Notes. For example, we are required to pay 101% of the principal amount of any Senior Note repurchased by us at the holder’s election after a Change of Control, as described above under the heading “Description of the

Senior Notes — Change of Control.” In addition, we may be required to pay amounts in redemption of the Senior Notes in addition to the stated principal amount of and interest on the Senior Notes as described under “Description of the Senior Notes — Optional Redemption.” The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the Senior Notes to be different from the consequences discussed herein. Although the issue is not free from doubt, we believe that the possibility of the payment of such additional amounts ought not result in the Senior Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is not binding on the IRS, which may take a contrary position and treat the Senior Notes as contingent payment debt instruments. If the Senior Notes were deemed to be contingent payment debt instruments, a holder would generally be required to treat any gain recognized on the sale or other disposition of the Senior Notes as ordinary income rather than as capital gain. Furthermore, a holder would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the Senior Notes, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. The remainder of this discussion assumes that the Senior Notes are not treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Senior Notes of the rules regarding contingent payment debt instruments and the consequences thereof.

U.S. holders

Payments of interest. Stated interest on a Senior Note will generally be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, exchange, redemption or other taxable disposition of a Senior Note. Upon the sale, exchange, redemption or other taxable disposition of a Senior Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the U.S. holder’s adjusted tax basis in the Senior Note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “ — Payments of interest” above. A U.S. holder’s adjusted tax basis in a Senior Note will generally be such U.S. holder’s cost for the Senior Note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a Senior Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the Senior Note has been held by the U.S. holder for more than one year. Long-term capital gains of individual U.S. holders are eligible for preferential rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code.

Information reporting and backup withholding. Information returns will be filed with the IRS in connection with payments on the Senior Notes and the proceeds from a sale, exchange, redemption or other disposition of the Senior Notes, unless the U.S. holder is an exempt recipient such as a corporation. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 28%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the payor and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Medicare Tax. Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest and net gains from the disposition of Senior Notes. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Senior Notes.

Non-U.S. holders

Payments of interest. Subject to the discussion below concerning backup withholding and FATCA (as defined below), payments of interest on a Senior Note received or accrued by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:

•	does not conduct a trade or business in the United States with respect to which the interest is effectively connected;
•	does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of PSEG’s stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;
•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;
•	is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and
•	satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of a Senior Note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the Senior Note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the Senior Note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable.

A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•	the interest is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. holders generally; or
•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

To claim the benefit of a reduced rate or exemption from withholding under an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a reduced rate or exemption from withholding under an income tax treaty is generally made on IRS Form W-8BEN or W-8BEN-E. These forms may be required to be periodically updated.

Sale, exchange, redemption or other taxable disposition of a Senior Note. Subject to the discussion below concerning FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a Senior Note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) except to the extent that an applicable income tax treaty otherwise provides, in the case of a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above.

Information reporting and backup withholding. Payments of interest on Senior Notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 28%, and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption.

Payments of the proceeds from a sale of Senior Notes by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. Information reporting may apply to such payments, however, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period. Payments of the proceeds from the sale of Senior Notes through the U.S. office of a broker is subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

Sections 1471 to 1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale, exchange, redemption or other disposition of, Senior Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to payments of interest and are expected to apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of Senior Notes after December 31, 2018. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of Senior Notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the “Underwriting Agreement”), for which Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the aggregate principal amount of Senior Notes set forth opposite the name of such underwriter:

Underwriter	Principal Amount of Senior Notes
Barclays Capital Inc.	$
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total	$

The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the Senior Notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all the Senior Notes if any are taken. If any underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Underwriting Agreement may be terminated.

The underwriters have advised us that they propose initially to offer all or part of the Senior Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Senior Notes to certain dealers at such price less a concession not in excess of                 % of the principal amount of the Senior Notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of                 % of the principal amount of the Senior Notes. After the initial public offering, the public offering price, concession and discount may be changed. The Senior Notes are offered subject to receipt and acceptance by the underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The underwriting discount to be paid by us to the underwriters will be                 % per Senior Note, for a total of $                 . In addition, we estimate that we will incur other offering expenses of approximately $                .

The Senior Notes will not have an established trading market when issued, and it is not anticipated that the Senior Notes will be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the Senior Notes, but they have no obligation to do so, and may discontinue market making at any time without providing any notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the Senior Notes.

In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the Senior Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Senior Notes, the underwriters may bid for, and purchase, Senior Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing Senior Notes in this offering, if the underwriters repurchase previously distributed Senior Notes in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the price of the Senior Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time and, in any case, will end these activities after a limited period.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither we nor the underwriters make any representation that such transactions will be engaged in or that such transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments required to be made in respect thereof.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services, including lending under certain of our credit facilities, to us and to persons and entities with relationships with us for which they are paid customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area (the “Prospectus Directive”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the Senior Notes offered hereby made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of such Senior Notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be the subject of an offer to the public in that Relevant Member State other than:

(1)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(2)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or
(3)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Senior Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Senior Notes to the public” in relation to any Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe the Senior Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Senior Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Senior Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Senior Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with with respect to anything done by any person in relation to the Senior Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as prospectuses with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accor-

dance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter is deemed to have agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters with respect to the offering of the Senior Notes will be passed upon for us by Tamara L. Linde, Esquire, our Executive Vice President and General Counsel. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in this offering. Sidley Austin LLP will rely on the opinion of Ms. Linde as to all matters of New Jersey law. Ms. Linde is also an employee of our affiliate, PSEG Services Corporation. Ms. Linde beneficially owns or has rights to acquire an aggregate of less than 0.01% of PSEG’s common stock. Sidley Austin LLP has from time to time represented, and continues to represent, us and our affiliates in connection with certain unrelated legal matters.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Senior Debt Securities

     We may offer from time to time, together or separately, one or more series of our unsecured senior debt securities. The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness. The Debt Securities will be fully and unconditionally guaranteed jointly and severally by our three principal operating subsidiaries as described in this prospectus. The guarantees rank equally with these subsidiaries’ unsecured and unsubordinated indebtedness.

     When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

     The Senior Debt Securities may be offered in amounts, at initial offering prices, and on terms to be determined at the time of offering.

     We will sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent’s commission, underwriter’s discount or dealer’s purchase price and the net proceeds to us from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such agents, underwriters and dealers.

     This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our Debt Securities involves risks. You should carefully review “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our Debt Securities.

The date of this prospectus is November 18, 2014.

2

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that PSEG Power LLC filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the Debt Securities described in this prospectus in one or more offerings of one or more series. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the following documents filed with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and
•	Our Current Reports on Form 8-K filed on February 21, 2014 and July 17, 2014.

     We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of any particular offering of Debt Securities, except, in each case, for current reports on Form 8-K containing only disclosure furnished under items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operations may change after this prospectus and the prospectus supplement are distributed. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

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FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures and growth, revenues, earnings, business strategy, market and industry developments and prospects, are forward-looking statements. When used in this prospectus, any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast”, “project”, variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Certain factors that could cause actual results to differ materially from those contemplated in any forward-looking statements are discussed in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and in the notes to our financial statements and other information filed with the SEC. These factors include, but are not limited to:

•	adverse changes in the demand for or the price of the capacity and energy that we sell into wholesale electricity markets;
•	adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, capacity market design, transmission planning and cost allocation rules, including how transmission projects are planned, and reliability standards;
•	changes in federal and state environmental regulations and enforcement that could increase our costs or limit our operations;
•	changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units;
•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units at the same site;
•	any inability to manage our energy obligations, available supply and risks;
•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;
•	any deterioration in our credit quality or the credit quality of our counterparties;
•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs;
•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units;
•	delays in the receipt of necessary permits and approvals for our construction and development activities;
•	delays or unforeseen cost escalations in our construction and development activities;
•	any inability to achieve, or continue to sustain, our expected levels of operating performance;
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•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to obtain sufficient coverage or recover proceeds of insurance with respect to such events;
•	acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our business;
•	increases in competition in energy supply markets;
•	any inability to realize anticipated tax benefits or retain tax credits;
•	challenges associated with recruitment and/or retention of a qualified workforce;
•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;
•	changes in technology, such as distributed generation and micro grids, and greater reliance on these technologies; and
•	changes in customer behaviors, including increases in energy efficiency, net-metering and demand response.

     Additional information concerning these factors is set forth or referred to under “Risk Factors”.

     All of the forward-looking statements made in this prospectus and any prospectus supplement and in documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase any Debt Securities. Except as may be required by the federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Debt Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PSEG POWER LLC

     We are a multi-regional, wholesale energy supply company that integrates our generating asset operations and gas supply commitments with our wholesale energy, fuel supply and energy trading functions, primarily in the Northeast and Mid-Atlantic U.S., through three principal direct, wholly-owned subsidiaries: PSEG Fossil LLC (“Fossil”), PSEG Nuclear LLC (“Nuclear”) and PSEG Energy Resources & Trade LLC (“ER&T”). Fossil and Nuclear own and operate generation and generation-related facilities. ER&T is responsible for the day-to-day management of our energy portfolio. A fourth direct, wholly-owned subsidiary of ours, PSEG Power Ventures LLC (“Ventures”), develops, owns, and operates large renewable energy projects. Fossil, Nuclear, ER&T and certain subsidiaries of Ventures are subject to regulation by, among others, the Federal Energy Regulatory Commission and Nuclear is also subject to regulation by the Nuclear Regulatory Commission.

     We are a wholly-owned subsidiary of Public Service Enterprise Group Incorporated (“PSEG”). PSEG is a public utility holding company and one of the leading providers of energy and energy-related services in the nation. PSEG has four other direct, wholly-owned subsidiaries: Public Service Electric and Gas Company (“PSE&G”), PSEG Energy Holdings L.L.C. (“Energy Holdings”), PSEG Long Island LLC (“PSEG LI”) and PSEG Services Corporation (“Services”). PSE&G is New Jersey’s largest public utility and is engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. Energy Holdings earns its revenues primarily from its portfolio of lease investments. PSEG LI operates the Long Island Power Authority’s transmission and distribution system under a contractual agreement. Services provides corporate support and managerial and administrative services to PSEG and its affiliates.

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     We are a Delaware limited liability company with principal executive offices located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000. In this prospectus, unless otherwise indicated or unless the context otherwise requires, “we”, “our” and “us” refer to PSEG Power LLC and its consolidated subsidiaries.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

     In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase the Debt Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows and on the trading price of the Debt Securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

Because We are a Holding Company, our Ability to Service Our Debt Could Be Limited

     We are a holding company with no material assets other than the stock or membership interests of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. We depend on our subsidiaries’ cash flow and our access to capital in order to service our indebtedness. Any project-related debt agreements of subsidiaries will generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. Our subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to us may also be limited or restricted by regulatory considerations or applicable law.

     Our subsidiaries may finance some investments using non-recourse project level financing. A non-recourse project financing is generally structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate.

     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

The Indenture Restricts Our Ability to Enter into Certain Transactions

     The Indenture (as defined below under “Description of Debt Securities”) restricts our ability and the ability of our Restricted Subsidiaries (as defined below under “Description of Debt Securities”) to, among other things:

•	in the case of our Restricted Subsidiaries, incur certain indebtedness;
•	create or permit to exist liens;
•	in the case of our Restricted Subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;
•	sell assets; and
•	engage in mergers and consolidations.

     These restrictions may limit our ability to finance future operations, respond to changing business and economic conditions, secure any needed additional financing and engage in opportunistic transactions. See “Description of Debt Securities — Selected Indenture Covenants.”

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PSEG Could Exercise Its Control Over Us to the Detriment of Holders of the Debt Securities

     Our sole limited liability company member, PSEG, controls the election of our directors and all other matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole member, on the one hand, and our creditors, on the other, we can give no assurance that PSEG would not exercise its power to control us in a manner that would benefit PSEG to the detriment of our creditors, including the holders of the Debt Securities.

     The Indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates.

Federal and State Statutes May Limit Your Rights as a Holder

     Each of our Restricted Subsidiaries will guarantee our obligations on the Debt Securities (each a “Subsidiary Guarantee”). See “Description of Debt Securities — Selected Indenture Covenants — Guarantee of Debt Securities.”

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could find that the Subsidiary Guarantee provided by a Restricted Subsidiary constituted a fraudulent conveyance by that Restricted Subsidiary. To do so, a court would typically have to find that, at the time the Subsidiary Guarantee was issued, the relevant Restricted Subsidiary:

•	issued the Subsidiary Guarantee with the intent of hindering, delaying or defrauding its current or future creditors; or
•	(a) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by its Subsidiary Guarantee; and (b) either (i) was insolvent or was rendered insolvent by reason of the issuance of the Subsidiary Guarantee or would be rendered insolvent upon payment of the Subsidiary Guarantee, (ii) was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to incur, or believed or should have believed it would incur, debts beyond its ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those statutes.

     Different jurisdictions define “insolvency” differently. However, an entity generally would be considered insolvent at the time it incurred any particular obligation if (1) its liabilities exceeded its assets, at a fair valuation, (2) the present fair saleable value of its assets was less than the amount required to pay its total existing debts and liabilities (including any probable liability related to contingent liabilities) as they became absolute and matured or (3) it could not pay its debts as they became due. We cannot assure you of the standard a court would apply in order to determine whether any Restricted Subsidiary was “insolvent” as of the date the applicable Subsidiary Guarantee was issued, or that regardless of the method of valuation, a court would not determine, regardless of whether such Restricted Subsidiary was insolvent on the date the Subsidiary Guarantee was issued, that the payments constituted fraudulent transfers on another ground.

     If a court were to make any such finding, it could:

•	void all or a portion of the relevant Restricted Subsidiary’s obligations on the Subsidiary Guarantees; and/or
•	seek to recover any payments made on account of the relevant Subsidiary Guarantee.

     In addition, any claims in respect of a Subsidiary Guarantee could be subordinated to all other debts of the relevant Restricted Subsidiary under principles of “equitable subordination,” which generally require that the claimant must have engaged in some type of inequitable conduct; the misconduct must have resulted in injury to the creditors of the debtor or conferred an unfair advantage on the claimant; and equitable subordination must not be inconsistent with other provisions of the U.S. Bankruptcy Code.

     In any such event, we cannot assure you that you would receive any payment under the Subsidiary Guarantee of the relevant Restricted Subsidiary.

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There is No Trading Market for the Debt Securities

     We do not intend to list any series of the Debt Securities on any U.S. securities exchange. We can give no assurance that an active trading market for the Debt Securities will develop or, if one develops, will be maintained or be liquid. If an active trading market does not develop or is not maintained, investors may not be able to sell their Debt Securities when desired, or perhaps at all, or be able to sell the Debt Securities at a price equal to or above the price the investors paid for them. The Debt Securities may not be appropriate as a short-term investment, and investors should consider the potentially illiquid and long-term nature of their investment in the Debt Securities before making an investment decision.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Nine Months Ended September 30, 2014	Years Ended December 31,
		2013	2012	2011	2010	2009
Ratios of Earnings to Fixed Charges[1]	7.41	8.37	7.63	9.08	8.82	9.68

1	The term Earnings shall be defined as pre-tax income from continuing operations before income or loss from equity method investees plus distributed income from equity investees, plus the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.

USE OF PROCEEDS

     Unless we state otherwise in the accompanying prospectus supplement, the net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

     We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture dated as of March 13, 2002 (the “Indenture”), among us and The Bank of New York Mellon as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable. In this section, references to “we”, “our” and “us” refer to PSEG Power LLC, except where the context otherwise requires.

General

     The Debt Securities will be our senior unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. Each series of Debt Securities will be guaranteed, jointly and severally, by Fossil, Nuclear and ER&T (the “Subsidiary Guarantors”) as described below. The Subsidiary Guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the Subsidiary Guarantors. Other than intercompany debt, the Subsidiary Guarantors currently have no indebtedness outstanding. As of October 31, 2014, we had issued and outstanding under the Indenture and the Subsidiary Guarantors had guaranteed senior indebtedness totaling $2.5 billion. As of that date, we had no amounts issued and outstanding under our credit facilities, which have a capacity totaling $2.7 billion and which are guaranteed, jointly and severally, by the Subsidiary Guarantors.

     We have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, to reopen a previous series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

     The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement (the “Offered Securities”), as well as other of our unsecured debt

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securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

     You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

•	The title of such Debt Securities.
•	The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.
•	If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.
•	The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.
•	The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.
•	The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option.
•	Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.
•	Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities.
•	Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.
•	The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable
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may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served.

•	The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities.
•	If other than the Trustee, the identity of each Security Registrar and/or Paying Agent.
•	The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.
•	The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under “ — Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.
•	The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture.
•	If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.
•	Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).
•	The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.
•	Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).
•	Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.
•	Any other terms of such Debt Securities.

     If applicable, the prospectus supplement will also set forth a discussion of federal income tax considerations relevant to the Debt Securities being offered.

     For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

     Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

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     The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Debt Securities. See “ — The Trustee” herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Debt Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Debt Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Debt Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

     Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See “ — Book-Entry Debt Securities”. Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000, in the case of Registered Securities and in the denomination of $5,000 in the case of Bearer Securities. (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

     Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange

•	at each office or agency required to be maintained by us for payment of such series as described in “ — Payment and Paying Agents,” and
•	at each other office or agency that we may designate from time to time for such purposes.

     No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

     We will not be required to:

•	issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption if Debt Securities of the series are issuable only as Registered Securities and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;
•	register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;
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•	exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or
•	issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option interest on an Interest Payment Date (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise). (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Selected Indenture Covenants

Limitations on Obligations

     Restricted Subsidiaries. We will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations), except for

•	the Subsidiary Guarantees;
•	Obligations existing on the date of the Indenture;
•	Obligations of ER&T related to the purchase and sale of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, utility services, fuel, water, related transportation services and other similar or related products and services in the ordinary course of business;
•	Obligations of Nuclear related to the purchase and sale of fuel and related transportation services in the ordinary course of business;
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•	Permitted Hedging Obligations of ER&T;
•	Obligations incurred in exchange for, or the net proceeds of which are used to refund, refinance, or replace Obligations described under this “Limitations on Obligations”, provided that the average life of the refinancing Obligations shall not be shorter than the average life of the Obligations being refinanced and the principal amount of the refinancing obligations shall not exceed the principal amount of the Obligations being so refinanced; and
•	Obligations to us or any other Restricted Subsidiary which are subordinated to the Subsidiary Guarantee with respect to the guaranteed Debt Securities of the Restricted Subsidiary incurring the Obligations.

     The foregoing notwithstanding, Restricted Subsidiaries may Incur Obligations not otherwise permitted by the preceding paragraph in an aggregate amount outstanding after giving effect to such Incurrence not to exceed at any one time the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the last day of the preceding month.

     Subsidiaries Other Than Restricted Subsidiaries. Except for parental guarantees of debt service reserves, surety bonds, equity guarantees, performance bonds and bid bonds entered into in the ordinary course of business aggregating at any one time not more than $100 million, we shall not permit any Subsidiary that is not a Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations) that are recourse to us or any Restricted Subsidiary. For the purposes of this section, preferred securities issued by our special purpose subsidiaries will not be considered to be recourse to us. (Section 1008)

Limitation on Liens

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on or with respect to any Property or interest in our Property or that of any of our Restricted Subsidiaries or any income or profits therefrom (in each case, whether the Property is owned at the date of the Indenture or thereafter acquired), unless the Debt Securities are secured equally and ratably with (or prior to) any and all other Obligations secured by the Lien, provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of Permitted Liens.

     Permitted Liens shall include:

•	Liens existing on the date of the Indenture;
•	Liens to secure or provide for the payment of all or part of the purchase price of any Property or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other of our or our Restricted Subsidiaries’ Property;
•	Liens existing on Property at the time such Property is acquired by us or any Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such Property being acquired and (ii) do not extend to or cover any other of our or our Restricted Subsidiaries’ Property;
•	Liens existing on Property of any entity at the time such entity is merged with or into or consolidated with us or a Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such merger or consolidation and (ii) do not extend to any other of our or our Restricted Subsidiaries’ Property;
•	Liens securing Permitted Hedging Obligations;
•	Liens for taxes, assessments or governmental charges that are not yet delinquent or that are being contested in good faith by any appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate reserve provision, if any, as is required in conformity with GAAP shall have been made;
•	Liens arising by reason of any judgment, decree or order of any court, so long as any such Lien is being contested in good faith and is bonded or such judgment, decree or order does not exceed $50 million, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;
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•	Liens to secure pledges or deposits made in the ordinary course of business in connection with bids, tenders or contracts (other than for payment of indebtedness) or to secure guarantees, statutory or regulatory obligations or surety or performance bonds each made in the ordinary course of business;
•	Liens imposed by law such as carriers’, warehousemen’s and mechanics’ Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made;
•	Survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties incidental to the conduct of the business or to the ownership of Properties which were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially and adversely affect the value of the Properties or materially impair their use in the operation of the business;
•	Liens securing letters of credit entered into in the ordinary course of business;
•	Liens to secure pollution control revenue bonds or industrial revenue bonds;
•	Liens securing Non-Recourse Obligations of Unrestricted Subsidiaries;
•	Liens granted on the capital stock of Unrestricted Subsidiaries for the purpose of securing the Obligations of such Unrestricted Subsidiaries;
•	Liens pursuant to Capitalized Leases or Synthetic Leases permitted to be entered into under the “Limitation on Obligations” covenant;
•	Liens arising by reason of leases and subleases of Property pursuant to a Sale/Leaseback Transaction allowed pursuant to the “Limitation on Sale of Assets” covenant that do not materially interfere with the ordinary conduct of our or any of our Restricted Subsidiaries’ business;
•	Liens created in connection with worker’s compensation, unemployment insurance and other social security statutes or regulations;
•	Liens by a Wholly-Owned Subsidiary to us or any Restricted Subsidiary;
•	Liens on Property, other than Capital Stock of Restricted Subsidiaries, to secure Obligations so long as the sum of the amount of outstanding Obligations secured by Liens incurred pursuant to this provision does not exceed the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements are available; and
•	The replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien or of any agreement referred to above or the replacement, extension or renewal (not exceeding the outstanding principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or part of the same Property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto).

Guarantee of Debt Securities

     Each initial Subsidiary Guarantor and any subsequent Subsidiary Guarantor shall execute a Subsidiary Guarantee of each series of Debt Securities in substantially the form provided for by the Indenture at or before the time the definition of Subsidiary Guarantor shall be applicable to it. (Section 1601)

Guarantee of ER&T Obligations

     We have executed a guarantee of the Obligations of ER&T substantially in the form provided for by the Indenture. (Section 1009)

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Payment of Dividends by ER&T to Us

     If and for so long as we guarantee the Obligations of ER&T, we shall cause ER&T, to the extent permitted by applicable law, to pay, at least quarterly, dividends or distributions to us of the excess cash not then required for its business operations. (Section 1010)

Limitation on Dividends and Other Payment Restrictions

     Other than pursuant to the Indenture or as otherwise may be required by law, we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends or make any other distributions on its Capital Stock;
•	make payments on any Obligations owed to us or any of our Restricted Subsidiaries;
•	make loans or advances to us or to any of our Restricted Subsidiaries;
•	transfer any of its Property to us or to any of our Restricted Subsidiaries; or
•	make payments under a Subsidiary Guarantee with respect to the Debt Securities.

     The foregoing shall not prohibit:

•	encumbrances and restrictions resulting from customary provisions relating to (i) transfers of Property that restrict the subletting or assignment of any lease or (ii) transfers of Property that are contained in licenses and that relate to the Property covered thereby, in each case entered into in the ordinary course of business;
•	encumbrances and restrictions on transfers of Property existing on any assets at the time such assets are acquired (or the entity owning such assets is acquired) by any Restricted Subsidiary, whether by merger, consolidation, purchase of such assets or otherwise; provided that such restrictions and encumbrances (i) are not created, Incurred or assumed in contemplation of such assets or entity being acquired by the Restricted Subsidiary and (ii) do not extend to any other assets of the Restricted Subsidiary; and
•	restrictions on transfers of Property created in connection with sales or purchases of electricity, energy, capacity, natural gas, coal, ancillary services, environmental credits and/or entitlements, utility services, fuel, water, related transportation services and other similar products and services, in each case, in the ordinary course of business; provided that restrictions arising from any transaction or series of related transactions pursuant to this clause shall not be materially more restrictive, taken as a whole, than encumbrances and restrictions customarily accepted as industry standard for similar transactions. (Section 1007)

Limitation on Sale of Assets

     Except for a sale of all or substantially all of our assets, as provided in the “Merger, Consolidation or Sale of Assets” covenant, and other than

•	assets required to be sold to conform with government regulations, laws or impositions,
•	sales or dispositions of surplus, obsolete or worn out equipment,
•	sales or dispositions of ownership interests in Unrestricted Subsidiaries, or
•	any other sale or disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their ratings on our Debt Securities in effect immediately prior to such sale or disposition, we may not, and may not permit any Restricted Subsidiary to, make any Asset Sale (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other Asset Sales) if, on a pro forma basis, the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 15% of Consolidated Net Tangible Assets computed as of the most recent quarter preceding such sale; provided, however, that any such Asset Sale shall be disregarded for

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purposes of this 15% limitation if the Net Cash Proceeds are within 270 days thereafter (i) invested in a Permitted Business, (ii) used to purchase and retire Obligations ranking equal in right of payment to the Debt Securities or (iii) used to redeem the Debt Securities at a redemption price equal to 100% of the principal amount of the Debt Securities to be redeemed, plus accrued and unpaid interest thereon up to and including the applicable redemption date, plus a make-whole premium.

     In addition, on a cumulative basis we may not sell or otherwise dispose of more than 25% of the assets or Capital Stock in Fossil, unless Net Cash Proceeds from such sale are invested in other non-nuclear generation assets or the capital stock of entities engaged in fossil generation and related businesses. (Section 1006)

Definitions

     “Acquired Obligations” means, with respect to any Person, (1) Obligations of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the Person, including, without limitation, Obligations Incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the Person; and (2) Obligations secured by a Lien encumbering any asset acquired by the Person at the time the asset is acquired by the Person.

     “Asset Sale” means any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by us or any of our Restricted Subsidiaries to any Person (other than to us or a Restricted Subsidiary of ours and other than in the ordinary course of business) of any Capital Stock or other Property of ours or of any of our Restricted Subsidiaries (including Capital Stock of Subsidiaries). The term “Asset Sale” will not include (1) any sale, transfer, conveyance, lease or other disposition of Property governed by the “Merger, Consolidation or Sale of Assets” covenant and (2) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or other Property with a Fair Market Value aggregating less than $50 million in any fiscal year. The term “Asset Sale” also will not include (i) the grant of or realization upon a Lien permitted under the “Limitation on Liens” covenant or the exercise of remedies thereunder and (ii) sales of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, related transportation services and other related services by ER&T and its Permitted Hedging Obligations as permitted by the “Limitation on Obligations” covenant.

     “Attributable Debt” means with respect to any Sale/Leaseback Transaction, at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all Debt Securities outstanding under the Indenture, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).

     “Board of Directors” means either the Board of Directors of PSEG Power LLC or any duly authorized committee of such Board.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

     “Capital Stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Capitalized Lease” means as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and “Capitalized Lease Obligation” means the rental obligations, as aforesaid, under such lease.

     “Commodity Trading Obligations,” with respect to any Person, means the Obligations of such Person under (1) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge

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agreement, and any put, call or other agreement or arrangement, or combination thereof, designed to protect such Person against fluctuations in commodity prices or (2) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by us pursuant to asset optimization and risk management policies and procedures adopted in good faith by the Board of Directors.

     “Consolidated Current Liabilities,” as of the date of determination, means the aggregate amount of our and our Restricted Subsidiaries’ liabilities on a consolidated basis which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all inter-company items between us and any consolidated Restricted Subsidiary, (2) all current maturities of long-term indebtedness, all as determined in accordance with GAAP, and (3) all liabilities attributable to Subsidiaries that are not Restricted Subsidiaries.

     “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of us and our Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

•	Consolidated Current Liabilities;
•	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;
•	unamortized debt discount and expense and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
•	treasury stock;
•	any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and
•	all assets attributable to Subsidiaries that are not Restricted Subsidiaries (including Capital Stock thereof), except to the extent of dividends or distributions received from such Subsidiaries.

     “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     “Event of Default” has the meaning specified in Section 501 of the Indenture.

     “Fair Market Value” means the price that would be paid by a purchaser to a seller in an arm’s-length transaction.

     “GAAP” means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of our audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate cap or collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     “Incur” means, with respect to any Obligation, to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for payment of, contingently or otherwise, such Obligation. The term “Incurrence” has a corresponding meaning.

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     “Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Net Cash Proceeds” from an Asset Sale is defined to mean cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Obligations relating to the Property disposed of in such Asset Sale or received in any form other than cash) therefrom, in each case, net of (1) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) Incurred, (2) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP as a consequence of such Asset Sale, (3) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by us or any of our Subsidiaries in connection with such Asset Sale, (4) all payments made on any Obligation that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Sale and (5) all distributions and other payments made to holders of Capital Stock of Subsidiaries (other than us or our Restricted Subsidiaries) as a result of such Asset Sale.

     “Non-Recourse Obligation” means, with respect to any Person, any financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more facilities used or useful in a Permitted Business in respect of which such Person has a direct or indirect interest, provided that such financing is without recourse to any Person or Property other than to (1) the Property that constitutes such facilities together with contracts, permits, licenses, reserves and other items related to such facilities, (2) the income from and proceeds of such facilities, (3) the Capital Stock of, and other investments in, the Person that owns the Property that constitutes any such facilities and (4) the Capital Stock of, and other investments in, any Person obligated with respect to such financing and of any Subsidiary of such Person that owns a direct or indirect interest in any such facilities.

     “Obligations” of any Person shall mean at any date, without duplication,

•	all obligations of such Person for borrowed money,
•	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
•	all obligations of such Person arising under any conditional sale or other title retention arrangement or otherwise to pay the deferred purchase price of Property or services,
•	all obligations of such Person Incurred in respect of Attributable Debt associated with any Sale/Leaseback Transaction, Capitalized Lease or Synthetic Lease,
•	all obligations of such Person under letters of credit,
•	all obligations of such Person under trade or bankers’ acceptances,
•	all obligations of such Person under Hedging Obligations and Commodity Trading Obligations,
•	trade payables in respect of fuel, labor, supplies or other materials or services or the obligation to provide power,
•	Preferred Stock and Redeemable Stock issued to any Person other than us or a Restricted Subsidiary,
•	all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person, and
•	all obligations of others to the extent guaranteed by such Person.
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     The amount of any obligation shall be deemed to be the amount equal to the stated or determinable amount thereof or, if not stated or determinable, the maximum probable liability thereunder as determined by us in good faith.

     “Permitted Business” means any business in which we or any of our Subsidiaries are engaged on the date of the Indenture or any other power or energy-related business, including the business of acquiring, developing, owning or operating electric power or thermal energy generation or cogeneration facilities, electric power transmission, fuel supply and fuel transportation facilities, together with their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, complementary or reasonably related to the marketing, trading, development, construction or management servicing, ownership or operation of the foregoing.

     “Permitted Hedging Obligations” of any Person shall mean (1) Hedging Obligations entered into in the ordinary course of business and in accordance with such Person’s established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Obligations being hedged thereby and (2) Commodity Trading Obligations.

     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of the Debt Securities under the Indenture.

     “Property” of any Person is defined to mean all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     “Rating Agencies” means Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch Inc. and any successor thereof.

     “Redeemable Stock” is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Debt Securities, (2) redeemable at the option of the holder of such Capital Stock at any time prior to the Stated Maturity of the Debt Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Obligations having a scheduled maturity prior to the Stated Maturity of the Debt Securities.

     “Restricted Subsidiary” means only Fossil, Nuclear, ER&T and each other of our Subsidiaries that executes a Subsidiary Guarantee with respect to the Debt Securities and is subsequently designated by the Board of Directors by written notice to the Trustee as a Restricted Subsidiary.

     “Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired whereby we or one of our Subsidiaries transfers the Property to a Person and leases it back from that Person, other than leases for a term of not more than 12 months or between us and one of our Wholly-Owned Subsidiaries that is a Restricted Subsidiary or between Wholly-Owned Subsidiaries that are Restricted Subsidiaries.

     “Stated Maturity” means with respect to any Debt Security or any installment of principal thereof or interest thereon, the date specified in such Debt Security or a coupon representing such installment of interest as the fixed date on which any principal of such Debt Security or any such installment of interest is due and payable.

     “Subsidiary” means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

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     “Subsidiary Guarantor” means all current and subsequently designated Restricted Subsidiaries.

     “Subsidiary Guarantee” means an unconditional guarantee of a Subsidiary Guarantor of the payment of the principal of or any premium or interest on any Debt Securities in substantially the form provided for by the Indenture or a guarantee of a Subsidiary Guarantor of any other of our Obligations.

     “Synthetic Lease” means (1) a lease pursuant to which the lessee is treated as the owner of the Property subject to the lease for tax purposes, whether or not such lease is treated as an operating lease for accounting purposes or (2) a lease treated as an operating lease for accounting purposes but having at least three of the following characteristics, (i) the term of the lease, inclusive of all renewal periods at the lessee’s option, is greater than 75% of the useful life of the Property subject to the lease as estimated at the inception of the Lease, (ii) the lessee has the right to purchase such Property at a fixed price, (iii) the lessee’s payments under the lease are calculated to amortize and service the debt of the lessor incurred in order to acquire the asset and (iv) the lessor obtains 80% or more of the cost of the asset from borrowed funds.

     “Unrestricted Subsidiary” means a Subsidiary that is not a Restricted Subsidiary.

     “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     “Weighted Average Life to Maturity” means, when applied to any Obligations at any date, the number of years obtained by dividing (1) the then outstanding principal amount of such Obligations into (2) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     “Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by us and/or one or more of our Wholly-Owned Subsidiaries.

Events of Default and Remedies

     The following constitute Events of Default in respect to each series of Debt Securities under the Indenture (Section 501):

•	default for five days in the payment when due of interest on any of the Debt Securities of such series;
•	default in the payment when due of the principal of, or premium, if any, or make-whole amount, if any, on any of the Debt Securities of such series;
•	default in the deposit of any sinking fund payment, when due by the terms of the Debt Securities of such series;
•	failure by us or any Restricted Subsidiary to comply with the provisions described under “Limitation on Sale of Assets” or “Merger, Consolidation or Sale of Assets”;
•	failure by us or any Restricted Subsidiary for 60 days after notice by the Trustee to us or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the Debt Securities of such series to comply with any of our agreements in the Indenture or the Debt Securities of such series that are not otherwise covered in this section;
•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our or any of our Subsidiaries’ indebtedness (including indebtedness represented by any other series of Debt Securities under the Indenture or the payment of which is guaranteed by us or by any of our Restricted Subsidiaries) (but other than Non-Recourse Obligations) whether such indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay the principal of such indebtedness at the Stated Maturity of such indebtedness after the expiration of grace periods provided in the indebtedness (a “Payment Default”) or (b) has resulted in the acceleration of the indebtedness prior to its Stated
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Maturity; and, in each case the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

•	failure by us or any of our Restricted Subsidiaries to pay one or more final judgments not otherwise covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and
•	certain events of bankruptcy or insolvency with respect to us or any of our Restricted Subsidiaries.

     Additional series of Debt Securities issued under the Indenture may specify other events of default for such series of Debt Securities.

     We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1011) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on the Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of the series to do so. (Section 515)

     If an Event of Default (other than an Event of Default occasioned by our or any of our Restricted Subsidiaries’ bankruptcy or insolvency) with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are issued with original issue discount or are “indexed debt securities” (i.e., Debt Securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity), such portion of the principal as may be specified in the terms of those Debt Securities) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to us. (Section 502)

     If an Event of Default occasioned by our or any of our Restricted Subsidiaries’ bankruptcy or insolvency occurs, the principal of and interest on all Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Debt Securities.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless those holders have offered the Trustee indemnity satisfactory to the Trustee against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 602)

     Subject to certain exceptions, the holders of a majority in principal amount of the outstanding Debt Securities of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     The holders of a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (Section 513)

Merger, Consolidation or Sale of Assets

     We may not, directly or indirectly, consolidate or merge with or into (whether or not we are the surviving entity) any other corporation, association, company, business trust or limited liability company, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, in one or more related transactions, to another Person unless:

•	the Person formed by the consolidation or surviving the merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, the assets (if other than us) (in
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each such case, the “Successor Entity”), is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes our obligations under the Indenture and the Debt Securities;

•	if any of our or a Restricted Subsidiary’s Property or assets would become subject to a Lien other than a Permitted Lien under the “Limitation on Liens” covenant, the Debt Securities shall be equally and ratably secured in accordance with such covenant;
•	immediately after such transaction no event exists that is or with the passage of time or the giving of notice or both would be an Event of Default under the Indenture; and
•	each Subsidiary Guarantor shall have by amendment to its Subsidiary Guarantee with respect to the Debt Securities confirmed that its Subsidiary Guarantee shall apply to the obligations of the Successor Entity under the Indenture and each series of the Debt Securities. (Section 801)

Modification or Waiver

     Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, among other things:

•	change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Debt Security;
•	reduce the principal amount of, or the rate (or change the manner of calculating the rate) or amount of interest in respect of, or any premium payable upon the redemption of, any such Debt Security;
•	change any of our obligations to pay Additional Amounts in respect of any such Debt Security;
•	reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;
•	adversely affect any right of repayment at the option of the holder of any such Debt Security;
•	change the place of payment of principal of, or any premium or interest on, any such Debt Security;
•	impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date, as the case may be;
•	adversely affect any right to convert or exchange any Debt Security;
•	reduce the percentage in principal amount of such Outstanding Debt Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;
•	reduce the requirements for voting or quorum described below;
•	modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby; or
•	modify or affect the terms and conditions of the obligations of any Subsidiary Guarantor in respect of the due and punctual payment of principal of, or any premium or interest on, Debt Securities. (Section 902)

     The holders of a majority in aggregate principal amount of Outstanding Debt Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1012)

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     Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

•	to evidence the succession of another Person to us and the assumption by any successor of our covenants under the Indenture and the Debt Securities;
•	to add to our covenants for the benefit of the holders of all or any series of Debt Securities issued under the Indenture and any related coupons or to surrender any right or power conferred upon us by the Indenture;
•	to add Events of Default for the benefit of the holders of all or any series of Debt Securities issued under the Indenture;
•	to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Debt Securities or any related coupons in any material respect;
•	to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;
•	to secure the Debt Securities under the Indenture pursuant to the “Merger, Consolidation or Sale of Assets” covenant of the Indenture, or otherwise;
•	to establish the form or terms of the Debt Securities of any series and any related coupons;
•	to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
•	to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Debt Securities of any series issued under the Indenture or any related coupons in any material respect; or
•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that such action shall not adversely affect the interests of the holders of any such Debt Securities and any related coupons in any material respect. (Section 901)

     In determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Debt Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof; (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and (3) Debt Securities owned by us or any other obligor upon the Debt Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

     The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a

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quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of a series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and any related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of that series will constitute a quorum. (Section 1504)

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Debt Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting; and (2) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance

     We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either

•	to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (defeasance) (Section 1402) or
•	to be released from our obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (covenant defeasance) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:
•	an amount in U.S. dollars;
•	Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or
•	a combination thereof in an amount

sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

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     Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

     “Government Obligations” means securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

     In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default, other than Events of Default with respect to any covenant of which there has been defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration.

     The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

     Unless otherwise specified in the applicable prospectus supplement, we will issue to investors Debt Securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will act as securities depositary for such book-entry securities. Debt Securities that are issued in book-entry form will be issued as fully-registered securities registered in the name of Cede & Co. (“Cede”) (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued for each issue of Debt Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

     No person that acquires a beneficial interest in Debt Securities issued in book-entry form will be entitled to receive a certificate representing those Debt Securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of Debt Securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of those Debt Securities. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive or paper form. These laws may impair the ability to transfer Debt Securities issued in book-entry form.

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     Unless otherwise specified in the applicable prospectus supplement, book-entry securities will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;
•	we determine, in our sole discretion, not to have any Debt Securities represented in book-entry form; or
•	an Event of Default under the Indenture has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for Debt Securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the Debt Securities and delivery of instructions for re-registration, the Trustee will reissue the Debt Securities as definitive securities. After reissuance of the Debt Securities, the Trustee will recognize the beneficial owners of those definitive securities as registered holders of Debt Securities.

     Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and
•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     The following is based on information furnished by DTC:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in its participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

     Purchases of book-entry securities under DTC’s system must be made by or through direct participants, which will receive a credit for those book-entry securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each book-entry security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing book-entry securities will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those book-entry securities is discontinued.

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     To facilitate subsequent transfers, all global securities representing book-entry securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the book-entry securities; DTC’s records reflect only the identity of the direct participants to whose accounts such book-entry securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     If applicable, redemption notices will be sent to Cede. If less than all of the book-entry securities of like tenor and terms within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

     Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing book-entry securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

     Redemption proceeds, distributions and dividend payments on the global securities representing the book-entry securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the Trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

     A beneficial owner will give notice of any option to elect to have its book-entry securities purchased or tendered, through its participant, to the Trustee, and will effect delivery of such book-entry securities by causing the direct participant to transfer the participant’s interest in the global security representing those book-entry securities, on DTC’s records, to the Trustee. The requirement for physical delivery of book-entry securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those book-entry securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered book-entry securities to the Trustee’s account with DTC.

     DTC may discontinue providing its services as depositary with respect to book-entry securities at any time by giving reasonable notice to us or the Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as book-entry securities will be participants in DTC.

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     None of any underwriter or agent, the Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a book-entry security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Trustee

     We maintain ordinary banking relationships with The Bank of New York Mellon, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor.

     The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Governing Law

     The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

PLAN OF DISTRIBUTION

We may sell the Debt Securities:

•	to or through underwriters, dealers, or agents; or
•	directly to one or more other purchasers.

     The prospectus supplement will set forth the terms of the offering of the particular series or issue of Debt Securities to which such prospectus supplement relates, including, as applicable:

•	the name or names of any underwriters or agents;
•	the initial public offering or purchase price of such Debt Securities;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;
•	any commissions paid to any agents;
•	the net proceeds to us; and
•	the securities exchanges, if any, on which such Debt Securities will be listed.

     If underwriters are used in the sale, a particular series or issue of Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities of a particular series or issue may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities of such series or issue allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Debt Securities may be offered and sold by us directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this prospectus is

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delivered will be named in, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities, when first issued, will have no established trading market. Any underwriters, dealers or agents to or through whom we sell Debt Securities for public offering and sale may make a market in those Debt Securities, but the underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

     If underwriters are used in the sale, to facilitate the offering of a particular series or issue of Debt Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such Debt Securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in such Debt Securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of such Debt Securities, the underwriters may bid for, and purchase, such Debt Securities in the open market. Finally, in any offering of a particular series or issue of Debt Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such Debt Securities in the offering, if the syndicate repurchases previously distributed Debt Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such Debt Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Certain of the underwriters, dealers or agents and their affiliates who participate in the distribution of Debt Securities may be customers of, engage in other transactions with, lend money to and perform other services for, us and our affiliates in the ordinary course of business.

     We will set forth in the relevant prospectus supplement the anticipated delivery date of the Debt Securities and the prospectus delivery obligations of any underwriters, dealers or agents.

     Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

     We will estimate our expenses associated with any offering of a particular series or issue of Debt Securities in the relevant prospectus supplement.

LEGAL OPINIONS

     The validity of the Debt Securities will be passed upon for us by M. Courtney McCormick, Esquire, Deputy General Counsel of PSEG, or Tamara L. Linde, Esquire, our Executive Vice President and General Counsel and Director, and for any underwriters, dealers or agents by Sidley Austin LLP, New York, New York. Mses. McCormick and Linde may rely on the opinion of Sidley Austin LLP as to matters of New York law. Mses. McCormick and Linde own shares of common stock of PSEG. Sidley Austin LLP has from time to time represented, and continues to represent, PSEG Power LLC and its affiliates in connection with certain unrelated legal matters.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

29

$

                   % Senior Notes Due

PROSPECTUS SUPPLEMENT

June    , 2016

Joint Book-Running Managers

Barclays

Goldman, Sachs & Co.

J.P. Morgan

Morgan Stanley